                                                                   Exhibit 99.2


                         RELIANT ENERGY RESOURCES CORP.

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            TENDER OF ALL OUTSTANDING

                         8.125% NOTES DUE 2005, SERIES A
                                 IN EXCHANGE FOR
                                   REGISTERED
                         8.125% NOTES DUE 2005, SERIES B

         This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Reliant Energy Resources Corp. (the "Company") and to tender 8.125% Notes due 2005, Series A (the "Old Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Company's prospectus dated ______ __, 2000 and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that The Chase Manhattan Bank (formerly known as Chase Bank of Texas, National Association), as exchange agent (the "Exchange Agent"), receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer for such series. Capitalized terms used but not defined herein have the meanings ascribed to them in the letter of transmittal.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______ __,
2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                  The Exchange Agent for the Exchange Offer is:
                            THE CHASE MANHATTAN BANK

                               BY HAND OR COURIER:
                            The Chase Manhattan Bank
                          2001 Bryan Street, 9th Floor
                        Registered Bond Processing Dept.
                               Dallas, Texas 75201

                        BY MAIL (REGISTERED OR CERTIFIED
                               MAIL RECOMMENDED):
                            The Chase Manhattan Bank
                                  P.O. Box 2320
                     Attn: Registered Bond Processing Dept.
                            Dallas, Texas 75221-2320

             BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):
                                 (214) 468-6494
                             Attention: Frank Ivins

                              CONFIRM BY TELEPHONE:
                          (214) 468-6464 (Frank Ivins)

                              ---------------------

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

         This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, in accordance with the Company's offer, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 of the letter of transmittal.

         The undersigned hereby tenders the Old Notes listed below:

------------------------------------------------- ----------------------------------- ------------------------------

        Certificate Number(s) (if known)                 Aggregate Principal               Aggregate Principal
                  of Old Notes                            Amount Represented                Amount Tendered*
          or Account Number at the DTC
------------------------------------------------- ----------------------------------- ------------------------------







------------------------------------------------- ----------------------------------- ------------------------------
                            PLEASE SIGN AND COMPLETE

Names of Record Holder(s):                                       Signature(s):
                          -----------------------------                       --------------------------------------

-------------------------------------------------------
Address

-------------------------------------------------------
Area Code and Telephone Number(s):
                                  ---------------------

-------------------------------------------------------          DATED: _____________________________________, 2000

--------------------------------------------------------------------------------------------------------------------

* Unless otherwise indicated, any tendering holder of Old Notes will be deemed to have tendered the entire aggregate principal amount represented by such Old Notes. All tenders must be in integral multiples of $1,000.

                             ---------------------

         THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF OLD NOTES EXACTLY AS THE NAME(S) OF SUCH PERSON(S) APPEAR(S) ON CERTIFICATES FOR OLD NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF OLD NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

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Capacity:

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Address(es):

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                                 GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Old Notes of the series tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the DTC described in the prospectus under the caption "The Exchange Offer -- Book-Entry Transfer" and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date for such series.


Name of Firm:______________________          _________________________________
                                                   (AUTHORIZED SIGNATURE)
Address: __________________________
              (INCLUDE ZIP CODE)             Name: ___________________________
                                             Title:___________________________
Area Code and Telephone Number:                       (PLEASE TYPE OR PRINT)
___________________________________
                                               Date: ___________________, 2000


         DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                   INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Old Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail or hand delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

         2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Old Notes.

         If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant appears on the DTC's security position listing.

         If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person's authority to so act.

         3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.